UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—May 31, 2019
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of exchange on which registered
Common Shares, $0.01 per share	AGO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02
Results of Operations and Financial Condition

On May 31, 2019 Assured Guaranty Ltd. (AGL) made available in the Investor Information section of its website the March 31, 2019 Condensed Consolidated Financial Statements of its subsidiary Assured Guaranty Municipal Corp. The March 31, 2019 Condensed Consolidated Financial Statements of Assured Guaranty Municipal Corp. are attached hereto as Exhibit 99.1.

Item 7.01
Regulation FD Disclosure

On May 31, 2019, AGL made available in the Investor Information section of its website the following materials, which can be obtained from such website at the links provided below:

• the Assured Guaranty Municipal Corp. March 31, 2019 Financial Supplement (http://assuredguaranty.com/investor-information/by-company/agm)
• the Municipal Assurance Holdings Inc. March 31, 2019 Financial Supplement (http://assuredguaranty.com/investor-information/by-company/mac)
• the Assured Guaranty Corp. March 31, 2019 Financial Supplement (http://assuredguaranty.com/investor-information/by-company/agc)
• its Fixed Income Investor Presentation for the First Quarter of 2019 (http://assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd/presentations-webcasts)

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits

The Assured Guaranty Municipal Corp. March 31, 2019 Condensed Consolidated Financial Statements, which are attached hereto as Exhibit 99.1, are being furnished under Item 2.02.

Exhibit Number	Description
99.1	Assured Guaranty Municipal Corp. March 31, 2019 Condensed Consolidated Financial Statements (furnished)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: May 31, 2019

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